                                                                     EXHIBIT 4.3



                         SECOND SUPPLEMENTAL INDENTURE
                            BETWEEN THE PANTRY, INC.
                                      AND
                       IBJ SCHRODER BANK & TRUST COMPANY


     THIS SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 23rd day of October, 1997 by and between THE PANTRY, INC., a Delaware corporation (hereinafter the "Company"), SANDHILLS, INC., a Delaware corporation ("Sandhills"), and IBJ SCHRODER BANK & TRUST COMPANY, a banking company organized under the laws of the State of New York, as trustee (hereinafter the "Trustee").

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, the Company and the Trustee have entered into an Indenture dated November 4, 1993 and a Supplemental Indenture dated December 4, 1995 (as so amended, the "Indenture"; all terms defined in the Indenture shall have the same meaning in this Supplemental Indenture unless otherwise defined herein); and

     WHEREAS, the Company is entering into certain financing and related transactions (the "Transactions") which will benefit the Company and its Subsidiaries; and

     WHEREAS, it is a condition to the Transactions that the Subsidiaries of the Company guarantee the obligations of the Company under the Indenture; and

     WHEREAS, Sandhills is the only Subsidiary of the Company as of the date hereof; and

     WHEREAS, the Boards of Directors of the Company, and Sandhills have determined that it is in the best interests of the Company and Sandhills to make Sandhills a guarantor of the obligations of the Company under the Indenture; and

     WHEREAS, Article IX of the Indenture provides a manner by which the Indenture may be amended, and by which compliance with the provisions of the Indenture may be waived, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee; and

     WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Securities have delivered said consents to the Trustee and the Company; and

     WHEREAS, pursuant to and in accordance with Section 9.2 of the Indenture, and with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities, the Company and Trustee have agreed to enter into this Supplemental Indenture;

     NOW THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Senior Notes due 2000:

     1.   Subject to Section 10 hereof, compliance by the Company with Section
4.17 of the Indenture is hereby waived, insofar as it would require that a favorable opinion by an investment banking firm of national standing be delivered to the Trustee as to the fairness to the Company or to PH Holding Corporation, an Unrestricted Subsidiary ("PHC") of the assignment to, and assumption by, the Company of that certain Stock Purchase Agreement dated as of August 26, 1997 providing for the acquisition of Lil' Champ Food Stores, Inc., a Florida corporation, and the use in the consummation of such acquisition of $4,000,000 placed in escrow for such purpose by PHC. As a result of such waiver, no such opinion shall be required in respect of such acquisition or such use of funds.

     2. Subject to Section 10 hereof, the definition of "Consolidated EBITDA" contained in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

         "Consolidated EBITDA" means, with respect to any person, for any
          -------------------
     period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization Expense and (iii) Consolidated Fixed Charges; provided that in calculating the "Consolidated Fixed Charges Coverage Ratio" for purposes of Subsection 4.10(c)(i) only, Consolidated Net Income shall be further adjusted by adding thereto (without duplication) (iv) any other non-cash charges of such person in such period.

      3. Subject to Section 10 hereof, the definition of "Permitted Liens" contained in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

          "Permitted Liens" means any of the following:
           ---------------

          (a) Liens arising by reason of any judgment, decree or order of any court only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto and so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally determined or the period within which such proceedings may be initiated shall not have expired;

          (b) security for payment of worker's compensation or other federal or state mandated insurance made in the ordinary course of business consistent with past practices;

          (c) security for the performance of bids, tenders, trade contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice;

          (d) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or the applicable Subsidiary if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (e) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with past practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 30 days or
     (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or the applicable Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (f) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with past practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or such Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary or any of their Subsidiaries; provided, that any such Liens are not incurred in connection
                   --------
     with any borrowing of money or any commitment to loan any money or to extend any credit;

          (g) Liens incurred in connection with the incurrence of Refinancing Indebtedness in compliance with the Indenture with respect to Indebtedness secured by Liens, which are no more adverse to the interests of holders of the Notes than the Liens replaced or extended thereby;

          (h) Permitted PP&E Liens securing Indebtedness incurred pursuant to and in accordance with paragraph (d) of the covenant "Limitation on the Incurrence of Additional Indebtedness and the Issuance of Disqualified Capital Stock";

          (i) Liens in existence and outstanding on the Issue Date after giving effect to the Offering and the application of the net proceeds thereof;

          (j) Liens which secure Acquired Indebtedness, provided that such Liens do not extend to or cover any other property or assets and were not put in place in connection with or in anticipation of such acquisition; and

          (k) Liens securing Indebtedness incurred in accordance with paragraph
     (b) or paragraph (c) of the second paragraph of the covenant "Limitation on the Incurrence of Additional Indebtedness and the Issuance of Disqualified Capital Stock."

     4. Subject to Section 10 hereof, the definition of "Restricted Investment" contained in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

          "Restricted Investment" means any Investment other than (a) Cash
           ---------------------
     Equivalents, (b) investments in, or loans or advances made to employees, officers and directors of the Company or its Subsidiaries in the ordinary course of business consistent with past practices, which loans or advances are reasonably related to their duties on behalf of the Company or its Subsidiaries, (c) recourse loans of up to an aggregate of $1 million outstanding at any time to employees of the Company or its Subsidiaries made in connection with the purchase of Qualified Capital Stock of the Company, (d) contributions of up to $5 million in the aggregate to one particular Unrestricted Subsidiary of the Company, provided, to the extent
                                                        --------
     that such Unrestricted Subsidiary has distributed, returned or otherwise delivered cash or Cash Equivalents to, or for the benefit or account of, the Company, directly or indirectly, the amount of such distribution, return or delivery will be deemed to reduce the amount theretofore contributed pursuant to this clause (d) for the purposes of the $5 million limit, (e) Investments in any Subsidiary or any person which, as a result of such Investment, becomes a Subsidiary and (f) Investments by any Subsidiary in the Company or in any other Subsidiary of the Company.

     5. Subject to Section 10 hereof, Section 4.10 of the Indenture is hereby amended to read in its entirety as follows:

     Section 4.10   Limitation on Incurrence of Additional Indebtedness and the
                    -----------------------------------------------------------
                    Issuance of Disqualified Capital Stock.
                    --------------------------------------

          Except as set forth below in this Section 4.10, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock from and after the Issue Date.

          (a) If (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro
                                                                         ---
     forma basis, to such incurrence of Indebtedness or issuance of Disqualified
     -----
     Capital Stock, and (ii) on the date of the incurrence of such Indebtedness or issuance of Disqualified Capital

     Stock (the "Incurrence Date"), the Consolidated Fixed Charges Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to such
                                                --- -----
     incurrence of Indebtedness or issuance of Disqualified Capital Stock, would be at least 2.00 to 1, if the Incurrence Date is prior to November 15, 1998, or 2.50 to 1, if the Incurrence Date is on or subsequent to November 15, 1998, then the Company may incur Indebtedness or issue Disqualified Capital Stock which, in either case, has an Average Life greater than the Notes.

          (b) (i) The Company and its Subsidiaries may incur revolving credit Indebtedness and letters of credit Indebtedness, in an aggregate principal amount at any one time outstanding (including any Indebtedness issued to refinance, replace or refund such Indebtedness) not to exceed $45 million, less the amount of Net Proceeds of Asset Sales that have been applied to permanently reduce borrowing and commitments under any such facilities; provided that the proceeds of such Indebtedness are used for working
     --------
     capital and other general corporate purposes; and provided further, that
                                                       -------- -------
     $15 million of the Indebtedness that may be incurred under this paragraph
     (b) may be incurred only for working capital purposes and/or letters of credit Indebtedness and (ii) the Company's Subsidiaries may incur Indebtedness consisting of guarantees of such Indebtedness of the Company.

          (c) (i) The Company and its Subsidiaries may incur Indebtedness in an aggregate principal amount at any one time outstanding (including any Indebtedness issued to refinance, replace or refund such Indebtedness) not to exceed $50 million; provided that after giving effect, on a pro forma
                            --------                                --- -----
     basis, to the incurrence of such Indebtedness, the Consolidated Fixed Charges Ratio of the Company for the Reference Period immediately preceding the Incurrence Date would be at least 1.70 to 1; and provided further that the proceeds of such Indebtedness are used for the acquisition of Capital Stock or convenience store assets of a person that is not affiliated with the Company and that is engaged in a Related Business; and (ii) the Company's Subsidiaries may incur Indebtedness consisting of guarantees of such Indebtedness of the Company.

          (d) The Company may incur Indebtedness evidenced by the Notes and other obligations pursuant to this Indenture up to the amounts specified herein as of the Issue Date, and the Company's Subsidiaries may incur Indebtedness consisting of guarantees of such Indebtedness of the Company.

          (e) The Company and its Subsidiaries may incur (i) Indebtedness of Lil' Champ consisting of Capital Lease Obligations of Lil' Champ existing at the date of its acquisition by the Company in an aggregate principal amount not to exceed $14 million and (ii) Permitted PP&E Financing, provided, that the aggregate principal amount of Indebtedness incurred
     --------
     pursuant to this subparagraph (e)(ii) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed an amount equal to ten percent (10%) of the Company's Consolidated Total Tangible Assets as of the end of the fiscal quarter for which financial information is available most recently preceding the date of determination, determined in accordance with GAAP, and shall not constitute more than 100% of the cost (reportable on the balance sheet (including all appropriate notes thereto) of such consolidated entity in accordance with
     GAAP) of the PP&E so purchased or leased.

          (f) The Company may incur Indebtedness evidenced by up to $200.0 million in aggregate principal amount of its Senior Subordinated Notes due 2007 and other obligations pursuant to the Indenture related thereto, and the Company's Subsidiaries may incur Indebtedness consisting of guarantees of such Indebtedness of the Company.

          (g) The Company and its Subsidiaries may incur Indebtedness solely in respect of performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others), all in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for operations similar to those of the Company; provided, that the aggregate principal amount
                              --------
     outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $1.0 million.

          (h) Indebtedness of any Wholly-Owned Subsidiary of the Company to the Company or any other Wholly-Owned Subsidiary of the Company or Indebtedness of the Company to any Wholly-Owned Subsidiary of the Company.

          (i) The Company (and in the case of (b), (e) (g) and (h), its Subsidiaries) may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a) through (h) of this covenant so long as, in the case of Indebtedness used to refinance, refund, or replace Indebtedness in clauses
     (b), (e), (g) and such Refinancing Indebtedness is of the character that satisfies the applicable requirements of such clauses.

          (j) The Company and its Subsidiaries may incur Indebtedness representing the balance deferred and unpaid of the purchase price of any property or services used in the ordinary course of their business that would constitute ordinarily a trade payable to trade creditors (other than accounts payable or other obligations to trade creditors arising in the ordinary course of business which have remained unpaid for greater than 90 days, except those which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

     6. Subject to Section 10 hereof, Section 1.1 of the Indenture is hereby amended by the addition thereto of the following definitions.

          "Consolidated Total Tangible Assets" means, with respect to any
           ----------------------------------
     person, the total assets as would appear on a consolidated balance sheet of such person minus unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

          "Guarantee" means, as the context may require, individually, a
           ---------
     guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article XIV hereof, substantially in the form set forth in Exhibit D.

          "Guarantor" means all direct and indirect Subsidiaries of the Company
           ---------
     listed on the signature pages hereto and each Subsidiary which guarantees payment of the Notes pursuant to Section 14.5 and "Guarantors" means such entities, collectively.

     7. Subject to Section 10 hereof, the Indenture is hereby amended by the addition thereto of Article XIV, to read in its entirety as follows:

                                  ARTICLE XIV

                                   GUARANTEE

     Section 14.1  Guarantee.
                   ---------

          Subject to the provisions of this Article XIV, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee (including, without limitation amounts due the Trustee under Section 7.7) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

     Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 8.1 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of any acceleration under Article VI hereof, either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the then outstanding Securities may make a demand for payment on the Notes under the Guarantee provided for in this Article XIV and not discharged.

     The Guarantee set forth in this Section 14.1 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee by its manual signature.

Section 14.2  Execution and Delivery of Guarantees.
              ------------------------------------

     To evidence the Guarantee set forth in this Article XIV, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit D hereto shall be placed on each Note authenticated and made available for delivery by the Trustee to the Registrar and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

          Each Guarantor hereby agrees that the Guarantee set forth in Section
14.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee to the Registrar, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 14.3  Limitation of Guarantee.
              -----------------------

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 14.4  Additional Guarantors.
              ---------------------

     The Company covenants and agrees that it shall cause any Person which is or becomes, on or after October ___, 1997, a subsidiary of the Company, to execute a supplemental indenture and guarantee satisfactory in form and substance to the Trustee pursuant to which such Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article XIV with the same effect and to the same extent as if such Person had been named herein as a Guarantor. Each additional guarantee shall be substantially in the form of Exhibit D hereto, shall reference the Note to which it relates in a manner sufficiently specific to identify such Note and shall be authenticated and made available for delivery by the Trustee to the Registrar on or after the date of such supplemental indenture.


     Section 14.5  Release of Guarantor.
                   --------------------

     A guarantor shall be released from all of its obligations under its Guarantee if:

     (i) the Guarantor has sold all or substantially all of its assets or the Company and its Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.13 and 5.1 hereof; or

     (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.1 hereof;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

     Section 14.6  Trustee Duties, Notice, etc.
                   ----------------------------

          Any provision in this Article XIV or elsewhere in the Indenture allowing the Trustee to request information or to take any action authorized by, or on behalf of any Guarantor or Holder, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture. The Trustee shall be under no obligation to marshal in favor of any Guarantor any other guarantees or other security or any moneys or other assets that the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim. The Trustee shall not be bound by any representation, warranty or promise now, or at any time hereafter, made to any Guarantor.

     8. Subject to Section 10 hereof, the Indenture is hereby amended by the addition thereto of Exhibit D and the form of Note to be issued pursuant to the Indenture is hereby amended by the addition thereto of the following provision, in each case to read in its entirety as follows:

          This Guarantee Agreement (this "Guarantee") is dated as of __________ and made by [each of] the undersigned in favor of the holder of Note No. ___ of the 12% Senior Notes due 2000 of The Pantry, Inc. (the "Company") issued pursuant to the Indenture dated as of November 4, 1993 as supplemented by the Supplemental Indenture dated as of December 4, 1995 and the Second Supplemental Indenture dated as of October __, 1997 and ____________ under which IBJ Schroder Bank & Trust Company acts as trustee (the "Indenture"). Capitalized terms used in this Guarantee without definition will have the meanings set forth for such terms in the Indenture.

          [Each of] the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, with all other Guarantors thereof, to the extent set forth in the Indenture, and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article XIV of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.



                         ----------------------------------------

                         By:
                              -----------------------------------
                              Name:
                              Title:

     9. Subject to Section 10 hereof, for value received, Sandhills hereby agrees to become a party to the Indenture as a Guarantor under and pursuant to
Article XIV of the Indenture and to jointly and severally unconditionally guarantee to the Holders of the Securities (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article XIV of the Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Sandhills further agrees to waive and not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.


     10. Upon the execution and delivery of this Supplemental Indenture by the Company, Sandhills and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Sections 1 through 9 hereof shall become
         --------  -------
operative upon the satisfaction (or waiver by the Company) of the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 18, 1997, that was provided to Holders of Securities in connection with the Company's solicitation of consents by such Holders to the waiver and amendments set forth herein. Upon the receipt by the Trustee of (i) an Officers' Certificate certifying that such conditions have been satisfied, or waived by the Company, and (ii) an Opinion of Counsel to the effect set forth in Section 9.6 of the Indenture, the amendments set forth herein shall become operative.

     11. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     12. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     13. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     15. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     16. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     17. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                              Company:

                                              THE PANTRY, INC.
[CORPORATE SEAL]

Attest: /s/ JON D. RALPH                      By: /s/ WILLIAM T. FLYG
        ----------------------                      ----------------------------
         Assistant Secretary                         Senior Vice President
                                              Title: ---------------------



                                              Guarantors:

                                              SANDHILLS, INC.,
[CORPORATE SEAL]

Attest: /s/ JON D. RALPH                      By: /s/ WILLIAM T. FLYG
        ----------------------                    ---------------------------
        Assistant Secretary                   Title: Executive Vice President
                                                     ------------------------


                                              Trustee:

                                              IBJ SCHRODER BANK & TRUST
                                              COMPANY


Attest:  /s/                                  By:   /s/ STEPHEN J. GIURLANDO
        ----------------------                      --------------------------
                                                     Assistant Vice President
        ----------------------, Secretary     Title: -------------------------
                                                     Stephen J. Giurlando
                                      -13-